UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As disclosed in its Form 10-Q, filed on November 14, 2025, Aptera Motors Corp. (the “Company”) has been in discussions with the California Energy Commission (the “CEC”) formalizing adjustments to its milestone schedule requirements. On November 18, 2025, the Company received communications from the CEC revising the milestones and schedule requirements.

The CEC has assured the Company that the grant agreement remains in place and that the Company remains eligible for funding upon satisfaction of the revised milestones. Additionally, the CEC informed the Company that future reimbursements will be dependent on achieving the milestones outlined in their communications and no longer directly linked to the timing of spending until such milestones are met. As a result, the Company does not anticipate receiving any further reimbursements from the CEC in 2025. Our ability to meet any milestones, whether current or subsequently revised, and therefore receive the full amount of anticipated grant disbursements, cannot be assured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aptera Motors Corp.

Date:	November 19, 2025	By:	/s/ Chris Anthony
		Name:	Chris Anthony
		Title:	Co-Chief Executive Officer